SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2)
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-12


                             HAWAIIAN AIRLINES, INC.
                (Name of Registrant as Specified in its Charter)


Payment of filing fee (Check the appropriate box):

[X]  No Fee Required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is off set as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the off setting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:


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         On May 3, 2002, Hawaiian Holdings, Inc. ("Hawaiian Holdings") filed a registration statement on Form S-4 with the Securities and Exchange Commission
(SEC). The registration statement includes a preliminary proxy statement/prospectus that relates to the solicitation of proxies by Hawaiian Airlines, Inc. ("Hawaiian Airlines") for its 2002 annual meeting of shareholders, and the issuance of shares of the common stock of Hawaiian Holdings to the public shareholders of Hawaiian Airlines in the proposed restructuring of Hawaiian Airlines into a holding company, which was announced on May 2, 2002. At the 2002 annual meeting, shareholders of Hawaiian Airlines will consider the approval of proposed restructuring. INVESTORS AND SECURITYHOLDERS MAY FIND THE PRELIMINARY PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS CONCERNING THE PROPOSED RESTRUCTURING FILED BY HAWAIIAN HOLDINGS WITH THE SEC UNDER THE COMPANY NAME "HAWAIIAN HOLDINGS, INC."

         INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY HAWAIIAN HOLDINGS AND HAWAIIAN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE REORGANIZATION PROPOSAL. Investors and securityholders will be able to obtain these documents as they become available free of charge at the SEC's website (www.sec.gov), or at the SEC's public reference room located at 450 Fifth Street, NW, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. In addition, documents filed with the SEC by Hawaiian Holdings or Hawaiian Airlines may be obtained free of charge by contacting Hawaiian Airlines, Inc., Attn: Investor Relations (tel: 808-835-3700). INVESTORS AND SECURITYHOLDERS SHOULD READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.

         Hawaiian Airlines and certain other persons referred to below may be deemed to be participants in the solicitation of proxies of Hawaiian Airlines' shareholders to approve the proposed restructuring. The participants in this solicitation may include the directors and officers of Hawaiian Airlines, who may have an interest in the transaction as a result of beneficially holding shares or options of Hawaiian Airlines. A detailed list of the names and interests of Hawaiian Airlines' directors and executive officers, and of their beneficial ownership interests in Hawaiian Airlines, is contained in the preliminary proxy statement/prospectus for the 2002 annual meeting. These documents may be obtained without charge at the SEC's website (www.sec.gov).